NuScale Builds Upon Unparalleled Licensing Progress With Second Standard Design Approval Application Submittal Company prepares to bring its SMR technology to market this decade PORTLAND, Ore. – On January 1, 2023, NuScale Power Corporation (NYSE: SMR) completed submission of a Standard Design Approval (SDA) application to the U.S Nuclear Regulatory Commission (NRC) for its updated small modular reactor (SMR) design, which is based on a VOYGR™-6 (6-module) configuration powered by an uprated 250 MWt (77 MWe) module. The design features the same fundamental safety case and totally passive safety features approved by the NRC in 2020, with a power uprate and select design changes to support customers’ capacity needs and further improve economics. “On our journey to change the power that changes the world, NuScale has reached another critical regulatory milestone with the NRC,” said John Hopkins, President and Chief Executive Officer of NuScale Power. “Customers already appreciate that our SMR is unmatched in reliability and safety. Today’s announcement solidifies our technological superiority and does so within our previously stated commercialization timeline.” In November 2020, through further value engineering efforts, advanced testing, and modeling tools, NuScale concluded that its technology could generate 25 percent more power per module for a total of 77 MWe per module (gross). Due to the higher power output, NuScale decided to seek approval of a six module, VOYGR-6 design, instead of the 12-module configuration that was in the previously approved design. Similar to power uprates at existing nuclear facilities, through increased analysis and supporting test data, NuScale has concluded that more power can be obtained from essentially the same NuScale Power Module™ that previously received NRC approval. The NRC approved NuScale’s groundbreaking SMR design in 2020 with the issuance of their Final Safety Evaluation Report. The design remains the only SMR design application to be submitted to and approved by the NRC, marking a significant milestone for NuScale and the entire energy industry. That approval has set the stage for an efficient and effective review of the second SDA application, with NuScale establishing alignment with the NRC through a robust pre-application engagement and readiness review process. All Parts of the application were submitted to the NRC on January 1, 2023, including the entire Final Safety Analysis Report (FSAR) and all technical reports, which are incorporated by reference into the FSAR. Three additional Licensing Topical Reports that serve as references to the FSAR, but are not incorporated by reference, are expected to be submitted by NuScale in the coming days. The NRC’s approval of the NuScale design’s safety aspect has led to customers like mining company KGHM Polska Miedź S.A.in Poland and state nuclear power corporation S.N. Nuclearelectrica S.A. in Romania to take steps over the last two years toward deploying VOYGR™ SMR power plants to meet their clean energy needs. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (503) 270-9329 Investor contact Gary Dvorchak, The Blueshirt Group for NuScale Power ir@nuscalepower.com